                                                                    Exhibit 12.1



              MSX INTERNATIONAL, INC. AND CONSOLIDATED SUBSIDIARIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)


                                                                                                            FISCAL SIX MONTHS
                                                      FISCAL YEAR ENDED                                            ENDED
                                  -------------------------------------------------------------------  -----------------------------
                                  January 3,   January 2,   December 31,   December 30,  December 29,
                                    1999         2000          2000            2001         2002       June 30, 2002   June 29, 2003
                                  ----------   ----------    ----------    ------------  ------------  -------------   -------------
Earnings before equity in
   affiliates, income taxes
   and fixed charges:
   Income from continuing
     operations before
     income taxes .............. $    5,839   $   17,189    $   26,997     $    4,158     ($25,342)      $    (287)     $   (3,452)

   Add interest on
     indebtedness ..............     16,906       20,446        29,040         26,665       24,194          11,801          12,236
   Add amortization of debt
     expense ...................        510          695         1,079          1,216        1,737             766           1,072
   Add estimated interest
     factor for rentals (a).....      7,442        6,100         7,529          8,041        8,559           5,125           5,751
                                 ----------   ----------    ----------     ----------     --------       ---------      ----------

   Earnings before equity in
     affiliates, income
     taxes and fixed charges.... $   30,697   $   44,430    $   64,645     $   40,080     $  9,148       $  17,405      $   15,607
                                 ==========   ==========    ==========     ==========     ========       =========      ==========

Fixed charges:
   Interest on indebtedness..... $   16,906   $   20,446    $   29,040     $   26,665     $ 24,194       $  11,801      $   12,236
   Amortization of debt
     expense ...................        510          695         1,079          1,216        1,737             766           1,072
   Estimated interest factor
     for rentals (a)............      7,442        6,100         7,529          8,041        8,559           5,125           5,751
                                 ----------   ----------    ----------     ----------     --------       ---------      ----------

                                 $   24,858   $   27,241    $   37,648     $   35,922     $ 34,490       $  17,692      $   19,059
                                 ==========   ==========    ==========     ==========     ========       =========      ==========

Ratio of earnings to fixed
charges ........................        1.2          1.6           1.7            1.1           (b)             (b)             (b)



                                                    PRO FORMA
                                 --------------------------------------------------
                                     FISCAL YEAR ENDED    FISCAL SIX MONTHS ENDED
                                     DECEMBER 29, 2002        JUNE 29, 2003
                                 ----------------------- --------------------------
Earnings before equity in
   affiliates, income taxes
   and fixed charges:
   Income from continuing
     operations before
     income taxes ..............       $  (32,177)              $  (6,558)

   Add interest on
     indebtedness ..............           30,148                  15,066
   Add amortization of debt
     expense ...................            2,618                   1,348
   Add estimated interest
     factor for rentals (a).....            8,559                   5,751
                                       ----------              ----------

   Earnings before equity in
     affiliates, income
     taxes and fixed charges....       $    9,148               $  15,607
                                       ==========              ==========

Fixed charges:
   Interest on indebtedness.....       $   30,148               $  15,066
   Amortization of debt
     expense ...................            2,618                   1,348
   Estimated interest factor
     for rentals (a)............            8,559                   5,751
                                       ----------              ----------

                                       $   41,325               $  22,165
                                       ==========              ==========

Ratio of earnings to fixed
charges ........................               (c)                     (c)

(a) One third of all rent expense is deemed representative of the interest factor.

(b) Earnings were insufficient to cover fixed charges by $25.3 million for the fiscal year ended December 29, 2002, $0.3 million for the six months ended June 30, 2002 and $3.5 million for the fiscal six months ended June 29, 2003.

(c) On a proforma basis, earnings were insufficient to cover fixed charges by $32.2 million for the fiscal year ended December 29, 2002 and by $6.6 million for the fiscal six months ended June 29, 2003.